EXHIBIT 10.2

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of September 11, 2018 (the “Effective Date”), between Aspen Group, Inc., a Delaware corporation (the “Company”), and Janet Gill (the “Executive”).

WHEREAS, in its business, the Company has acquired and developed certain trade secrets, including, but not limited to, proprietary processes, sales methods and techniques, and other like confidential business and technical information, including but not limited to, technical information, design systems, pricing methods, pricing rates or discounts, processes, procedures, formulas, designs of computer software, or improvements, or any portion or phase thereof, whether patented, or not, or unpatentable, that is of any value whatsoever to the Company, as well as information relating to the Company’s Services (as defined), information concerning proposed new Services, market feasibility studies, proposed or existing marketing techniques or plans (whether developed or produced by the Company or by any other person or entity for the Company), other Confidential Information, as defined in Section 9(a), and information about the Company’s executives, officers, and directors, which necessarily will be communicated to the Executive by reason of her employment by the Company; and

WHEREAS, the Company has strong and legitimate business interests in preserving and protecting its investment in the Executive, its trade secrets and Confidential Information, and its substantial, significant, or key, relationships with vendors, and Students and Professors, each, as defined below, whether actual or prospective; and

WHEREAS, the Company desires to preserve and protect its legitimate business interests further by restricting competitive activities of the Executive during the term of this Agreement and for a reasonable time following the termination of this Agreement; and

WHEREAS, the Company desires to employ the Executive and to ensure the availability to the Company of the Executive’s services, and the Executive is willing to accept such employment and render such services, all upon and subject to the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, and intending to be legally bound, the Company and the Executive agree as follows:

1.

Representations and Warranties.  The Executive hereby represents and warrants to the Company that she (i) is not subject to any non-solicitation or non-competition agreement affecting her employment with the Company, (ii) is not subject to any confidentiality or nonuse/nondisclosure agreement affecting her employment with the Company, and (iii) will bring to the Company no trade secrets, confidential business information, documents, or other personal property of a prior employer.

2.

Term of Employment.

(a)

Term.  The Company hereby employs the Executive, and the Executive hereby accepts employment with the Company for a period of three years commencing as of the Effective Date (such period, as it may be extended or renewed, the “Term”), unless sooner terminated in accordance with the provisions of Section 6.  The Term shall be automatically renewed for successive one-year terms unless notice of non-renewal is given by either party at least 30 days before the end of the Term. This Agreement replaces the Executive’s Employment Agreement, dated November 24, 2014 (the “2014 Agreement”).

(b)

The Executive acknowledges that except for three months compensation, she is not entitled to receive anything under the 2014 Agreement. The stock options previously granted to the Executive will continue to vest subject to her continued employment on each applicable vesting date in accordance with the relevant stock option agreements.

(c)

Continuing Effect.  Notwithstanding any termination of this Agreement, at the end of the Term or otherwise, the provisions of Sections 6(e), 7, 8, 9, 10, 12, 15, 18, 19, and 22 shall remain in full force and effect and the provisions of Section 9 shall be binding upon the legal representatives, successors and assigns of the Executive.

3.

Duties.

(a)

General Duties.  The Executive shall serve as the Chief Accounting Officer of the Company, an Executive Officer of the Company, with duties and responsibilities listed on Exhibit A. The Executive shall report to the Company’s Chief Financial Officer.  The Executive shall also perform services for such subsidiaries of the Company as may be necessary.  The Executive shall use her best efforts to perform her duties and discharge her responsibilities pursuant to this Agreement competently, carefully and faithfully. In determining whether or not the Executive has used her best efforts hereunder, the Executive’s and the Company’s delegation of authority and all surrounding circumstances shall be taken into account and the best efforts of the Executive shall not be judged solely on the Company’s earnings or other results of the Executive’s performance, except as specifically provided to the contrary by this Agreement.  The Executive shall, if requested, also serve as an officer or director of any affiliate of the Company for no additional compensation.

(b)

Devotion of Time.  Subject to the last sentence of this Section 3(b), the Executive shall devote such time, attention and energies to the affairs of the Company and its subsidiaries and affiliates as are necessary to perform her duties and responsibilities pursuant to this Agreement.  The Executive shall not enter the employ of or serve as a consultant to, or in any way perform any professional financial-related services with or without compensation to, any other persons, business, or organization, without the prior consent of the Board.  Notwithstanding the above, the Executive shall be permitted to devote a limited amount of her time, to professional, charitable or similar organizations, including, but not limited to, serving as a non-executive director or an advisor to a board member, or committee member of any company or organization provided that such activities do not interfere with, or otherwise create a conflict with, the Executive’s performance of her duties and responsibilities as provided hereunder.

Nothing in this Agreement shall require the Executive to discontinue her volunteer service to the Fairfield County Senior League.

(c)

Location of Office.  The Executive’s principal business office shall be in New York.  However, the Executive’s job responsibilities shall include all business travel necessary for the performance of her job including travel to the Company’s offices located in Colorado, Arizona, California and any other location in which the Company may in the future establish an office.

(d)

Adherence to Inside Information Policies.  The Executive acknowledges that the Company is publicly-held and, as a result, has implemented inside information policies designed to preclude its executives and those of its subsidiaries from violating the federal securities laws by trading on material, non-public information or passing such information on to others in breach of any duty owed to the Company, or any third party.  The Executive shall promptly execute any agreements generally distributed by the Company to its employees requiring such employees to abide by its inside information policies.

4.

Compensation and Expenses.

(a)

Salary and Equity.  For the services of the Executive to be rendered under this Agreement, the Company shall pay the Executive an annual salary of $275,000 (the “Base Salary”), less such deductions as shall be required to be withheld by applicable law and regulations payable in accordance with the Company’s customary payroll practices.  The Executive’s Base Salary shall be reviewed at least annually by the Board and the Board may, but shall not be required to, increase the Base Salary during the Term.  However, the Executive’s Base Salary may not be decreased during the Term. In addition, the Company shall grant the Executive 50,000 five-year stock options (the “Options”), subject to approval by the shareholders of the Company. The Options (i) shall be granted under the 2018 Equity Incentive Plan, (ii) with the Options exercisable at the closing price on the Nasdaq Stock Market as of September 10, 2018 and (iii) shall vest annually over a three-year period beginning September 10, 2019, subject to continued employment on each applicable vesting date, execution of the Company’s standard Stock Option Agreement, and to acceleration per Section 6 hereof.

(b)

Discretionary Bonus.  Executive shall be eligible for an annual discretionary bonus based upon her performance, the timing of which shall be consistent with the bonuses awarded to other executives of the Company.  The amount of such bonus and whether a bonus payment shall be made is within the sole discretion of the Company.

(c)

Expenses.  In addition to any compensation received pursuant to this Section 4, the Company will reimburse or advance funds to the Executive for all reasonable documented travel (including travel expenses incurred by the Executive related to her travel to the Company’s other offices), entertainment and miscellaneous expenses incurred in connection with the performance of her duties under this Agreement, provided that the Executive properly provides a written accounting of such expenses to the Company in accordance with the Company’s practices.  Such reimbursement or advances will be made in accordance with policies and procedures of the Company in effect from time to time relating to reimbursement of, or advances to, its executive officers.

5.

Benefits.

(a)

Paid Time Off.  For each 12-month period during the Term, the Executive shall be entitled to 18 days of Paid Time Off without loss of compensation or other benefits to which he is entitled under this Agreement, to be taken at such times as the Executive may select and the affairs of the Company may permit. Any unused days will be carried over to the next 12 month period.

(b)

Fringe Benefits and Perquisites.  During the Term, the Executive shall be entitled to fringe benefits and perquisites consistent with the practices of the Company, and to the extent the Company provides similar benefits or perquisites (or both to similarly situated executives of the Company).

(c)

Employee Benefits.  During the Term, the Executive shall be entitled to participate in all employee benefit plans, practices and programs maintained by the Company, as in effect from time to time (collectively, “Employee Benefit Plans”), on a basis which is no less favorable than is provided to other similarly situated executives of the Company, to the extent consistent with applicable law and the terms of the applicable Employee Benefit Plans.  The Company reserves the right to amend or cancel any Employee Benefit Plans at any time in its sole discretion, subject to the terms of such Employee Benefit Plan and applicable law. Notwithstanding the foregoing sentence, during the Term, the Company shall provide the Executive with health insurance covering the Executive and family dependents.

6.

Termination.

(a)

Death or Disability.  Except as otherwise provided in this Agreement, this Agreement shall automatically terminate upon the death or disability of the Executive.  For purposes of this Section 6(a), “disability” shall mean (i) the Executive is unable to engage in her customary duties by reason of any medically determinable physical or mental impairment that can be expected to result in death, or last for a continuous period of not less than 12 months; (ii) the Executive is, by reason of any medically determinable physical or mental impairment that can be expected to result in death, or last for continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company; or (iii) the Executive is determined to be totally disabled by the Social Security Administration.  Any question as to the existence of a disability shall be determined by the written opinion of the Executive’s regularly attending physician (or her guardian) (or the Social Security Administration, where applicable). In the event that the Executive’s employment is terminated by reason of Executive’s death or disability, the Company shall pay the following to the Executive or her personal representative: (i) any accrued but unpaid Base Salary for services rendered to the date of termination, (ii) accrued but unpaid expenses required to be reimbursed under this Agreement,  and (iii) all equity awards previously granted to the Executive under the Incentive Plan or similar plan shall thereupon become fully vested, and the Executive or her legally appointed guardian, as the case may be, shall have up to two years from the date of termination to exercise all such previously granted options, provided that in no event shall any option be exercisable beyond its term.  The Executive (or her estate) shall receive the payments provided herein at such times as he would have received them if there was no death or disability.  Additionally, if the Executive’s employment is terminated because of disability, any benefits (except perquisites) to which the Executive may be entitled pursuant to Section 5(b) hereof shall continue to be paid or provided by the Company, as the case may be, for one year, subject to the terms of any applicable plan or insurance contract and applicable law provided that such benefits are exempt from Section 409A of the Code by reason of Treasury Regulation 1.409A-1(a)(5) or otherwise.  In the event all or a portion of the benefits to which the Executive was entitled pursuant to Section 5(b) hereof are subject to 409A of the Code, the Executive shall not be entitled to the benefits that are subject to Section 409A of the Code subsequent to the “applicable 2 ½ month period” (as such term is defined under Treasury Regulation Section 1.409A-1(b)(4)(i)(A)).

(b)

Termination by the Company for Cause or by the Executive Without Good Reason.  The Company may terminate the Executive’s employment pursuant to the terms of this Agreement at any time for Cause (as defined below) by giving the Executive written notice of termination.  Such termination shall become effective upon the giving of such notice.  Upon any such termination for Cause, or in the event the Executive terminates her employment with the Company without Good Reason (as defined in Section 6(c)), then the Executive shall have no right to compensation, or reimbursement under Section 4, or to participate in any Executive benefit programs under Section 5, except as may otherwise be provided for by law, for any period subsequent to the effective date of termination.  For purposes of this Agreement, “Cause” shall mean: (i) the Executive is convicted of, or pleads guilty or nolo contendere to, a felony related to the business of the Company; (ii) the Executive, in carrying out her duties hereunder, has acted with gross negligence or intentional misconduct resulting, in any case, in material harm to the Company; (iii) the Executive misappropriates Company funds or otherwise defrauds the Company including a material amount of money or property; (iv) the Executive breaches her fiduciary duty to the Company resulting in material profit to her, directly or indirectly; (v) the Executive materially breaches any agreement with the Company and fails to cure such breach within 10 days of receipt of notice, unless the act is incapable of being cured; (vi) the Executive breaches any provision of Section 8 or Section 9; (vii) the Executive becomes subject to a preliminary or permanent injunction issued by a United States District Court enjoining the Executive from violating any securities law administered or regulated by the Securities and Exchange Commission; (viii) the Executive becomes subject to a cease and desist order or other order issued by the Securities and Exchange Commission after an opportunity for a hearing; (ix) the Executive refuses to carry out a resolution adopted by the Company’s Board at a meeting in which the Executive was offered a reasonable opportunity to argue that the resolution should not be adopted; or (x) the Executive abuses alcohol or drugs in a manner that interferes with the successful performance of her duties.

(c)

Termination by the Company Without Cause, Termination by Executive for Good Reason or Automatic Termination Upon a Change of Control or at the end of a Term after the Company provides notice of Non-Renewal.

(1)

This Agreement may be terminated: (i) by the Executive for Good Reason (as defined below), (ii) by the Company without Cause, (iii) upon any Change of Control event as defined in Treasury Regulation Section 1.409A-3(i)(5) provided, that, within six months of the Change of Control event (A) the Company terminates the Executives employment or changes her title as Chief Accounting Officer, or (B) the Executive terminates her employment or (iv) at the end of a Term after the Company provides the Executive with notice of non-renewal.

(2)

In the event this Agreement is terminated by the Executive for Good Reason or by the Company without Cause, the Executive shall be entitled to the following:

(A)

any accrued but unpaid Base Salary for services rendered to the date of termination;

(B)

any accrued but unpaid expenses required to be reimbursed under this Agreement;

(C)

a payment equal to three months of the then Base Salary (“Severance Amount”);

(D)

the Executive or her legally appointed guardian, as the case may be, shall have up to one  year from the date of termination to exercise all such previously granted options, provided that in no event shall any option be exercisable beyond its Term;

(E)

all equity awards previously granted to the Executive under the Incentive Plan or similar plan shall thereupon become fully vested; and

(F)

any benefits (except perquisites) to which the Executive was entitled pursuant to Section 5(b) hereof shall continue to be paid or provided by the Company, as the case may be, for three months, subject to the terms of any applicable plan or insurance contract and applicable law provided that such benefits are exempt from Section 409A of the Code by reason of Treasury Regulation 1.409A-1(a)(5) or otherwise.  In the event all or a portion of the benefits to which the Executive was entitled pursuant to Section 5(b) hereof are subject to 409A of the Code, the Executive shall not be entitled to the benefits that are subject to Section 409A of the Code subsequent to the “applicable 2 ½ month period” (as such term is defined under Treasury Regulation Section 1.409A-1(b)(4)(i)(A)).

(3)

In the event of a Change of Control during the Term, the Executive, subject to the termination of employment or change in title as outlined in Section 6(c)(1), shall be entitled to receive each of the provisions of Section 6(c)(2)(A) – (F) above except the Severance Amount shall equal to three months of the then Base Salary and the benefits under Section 6(c)(2)(F) shall continue for a three month period provided that such benefits are exempt from Section 409A of the Code by reason of Treasury Regulation 1.409A-

1(a)(5) or otherwise.  In the event all or a portion of the benefits under Section 6(c)(2)(F) are subject to 409A of the Code, the Executive shall not be entitled to the benefits that are subject to Section 409A of the Code subsequent to the “applicable 2 ½ month period” (as such term is defined under Treasury Regulation Section 1.409A-1(b)(4)(i)(A)).

(4)

In the event this Agreement is terminated at the end of a Term after the Company provides the Executive with notice of non-renewal and the Executive remains employed until the end of the Term, the Executive shall be entitled to the following:

(A)

any accrued but unpaid Base Salary for services rendered to the date of termination;

(B)

any accrued but unpaid expenses required to be reimbursed under this Agreement;

(C)

a Severance Amount equal to three months of the then Base Salary;

(D)

all equity awards previously granted to the Executive under the Equity Incentive Plan or similar plan shall become fully vested;

(E)

the Executive or her legally appointed guardian, as the case may be, shall have up to two years from the date of termination to exercise all such previously granted options, provided that in no event shall any option be exercisable beyond its Term; and

(F)

any benefits (except perquisites) to which the Executive was entitled pursuant to Section 5(b) hereof shall continue to be paid or provided by the Company, as the case may be, for three months, subject to the terms of any applicable plan or insurance contract and applicable law provided that such benefits are exempt from Section 409A of the Code by reason of Treasury Regulation 1.409A-1(a)(5) or otherwise.  In the event all or a portion of the benefits to which the Executive was entitled pursuant to Section 5(b) hereof are subject to 409A of the Code, the Executive shall not be entitled to the benefits that are subject to Section 409A of the Code subsequent to the “applicable 2 ½ month period” (as such term is defined under Treasury Regulation Section 1.409A-1(b)(4)(i)(A)).

Provided, however, that the Executive shall only be entitled to receive each of the provisions of this Section 6(c)(4)(A)-(F) if the Executive is willing and able (i) to execute a new agreement providing terms and conditions substantially similar to those in this Agreement and (ii) to continue providing such services, and therefore, the Company’s non-renewal of the Term will be considered an “involuntary separation from service” within the meaning of Treasury Regulation Section 1.409A-1(n).

(5)

In the event of a termination for Good Reason, without Cause, or non-renewal by the Company, the payment of the Severance Amount shall be made at the same times as the Company pays compensation to its employees over the applicable monthly period and any other payments owed under Section 6(c) shall be promptly paid.  Provided, however, that any balance of the Severance Amount remaining due on the “applicable 2 ½ month period” (as such term is defined under Treasury Regulation Section 1.409A-1(b)(4)(i)(A)) after the end of the tax year in which the Executive’s employment is terminated or the Term ends shall be paid on the last day of the applicable 2½ month period.  The payment of the Severance Amount and the acceleration of vesting shall be conditioned on the Executive signing an Agreement and General Release (in the form which is attached as Exhibit B) which releases the Company or any of its affiliates (including its officers, directors and their affiliates) from any liability under this Agreement or related to the Executive’s employment with the Company provided that (x) the payment of the Severance Amount is made on or before the 90th day following the Executive’s termination of employment; (y) such Agreement and General Release is executed by the Executive, submitted to the Company, and the statutory period during which the Executive is entitled to revoke the Agreement and General Release under applicable law has expired on or before that 90th day; and (z) in the event that the 90 day period begins in one taxable year and ends in a second taxable year, then the payment of the Severance Amount shall be made in the second taxable year.  Upon any Change of Control event, all payments owed under Section 6(c)(3) shall be paid immediately.

The term “Good Reason” shall mean: (i) a material diminution in the Executive’s authority, duties or responsibilities due to no fault of the Executive other than temporarily while the Executive is physically or mentally incapacitated or as required by applicable law; (ii) the Company no longer maintains or operates an office in the New York Metro Area; (iii) the Company requires the Executive to change her principal business office as defined in Section 3(c) to a location other than the New York Metro Area, (iv) a change in Executive’s overall compensation or bonus structure such that her overall compensation is materially diminished; or (v) any other action or inaction that constitutes a material breach by the Company under this Agreement.  Prior to the Executive terminating her employment with the Company for Good Reason, the Executive must provide written notice to the Company, within 30 days following the Executive’s initial awareness of the existence of such condition, that such Good Reason exists and setting forth in detail the grounds the Executive believes constitutes Good Reason.  If the Company does not cure the condition(s) constituting Good Reason within 30 days following receipt of such notice, then the Executive’s employment shall be deemed terminated for Good Reason.

(d)

Any termination made by the Company under this Agreement shall be approved by the Board.

(e)

Upon (1) voluntary or involuntary termination of the Executive’s employment or (2) the Company’s request at any time during the Executive’s employment (provided it does not interfere with her ability to perform her duties and responsibilities hereunder), the Executive shall (i) provide or return to the Company any and all Company property, including keys, key cards, access cards, security devices, employer credit cards, network access devices, computers, cell phones, smartphones, manuals, work product, thumb drives or other removable information storage devices, and hard drives, and all Company documents and materials belonging to the Company and stored in any fashion, including but not limited to those that constitute or contain any Confidential Information or work product, that are in the possession or control of the Executive, whether they were provided to the Executive by the Company or any of its business associates or created by the Executive in connection with her employment by the Company; and (ii) delete or destroy all copies of any such documents and materials not returned to the Company that remain in the Executive’s possession or control, including those stored on any non-Company devices, networks, storage locations and media in the Executive’s possession or control.

7.

Indemnification.  As provided in an Indemnification Agreement entered into between the Company and the Executive, the Company shall indemnify the Executive, to the maximum extent permitted by applicable law, against all costs, charges and expenses incurred or sustained by him in connection with any action, suit or proceeding to which he may be made a party by reason of him being an officer, director or employee of the Company or of any subsidiary or affiliate of the Company.  The Company shall provide, at its expense, directors and officers insurance for the Executive in amounts and for a term consistent with industry standards.

8.

Non-Competition Agreement.

(a)

Competition with the Company.  Until termination of her employment and for a period of one year commencing on the date of termination, the Executive (individually or in association with, or as a shareholder, director, officer, consultant, employee, partner, joint venturer, manager, member, or otherwise, of or through any person, firm, corporation, partnership, limited liability company, association or other entity) shall not, directly or indirectly, act as an employee or officer (or comparable position) of, owning an interest in, or providing Services as defined in Section 9(a).

(b)

Solicitation of Students and Professors.  During the periods in which the provisions of Section 8(a) shall be in effect, the Executive, directly or indirectly, will not seek nor accept Prohibited Business from any Students or Professors (each as defined below) on behalf of himself or any enterprise or business other than the Company, refer Prohibited Business from any Student to any enterprise or business other than the Company or receive commissions based on sales or otherwise relating to the Prohibited Business from any Student, or any enterprise or business other than the Company.  For purposes of this Agreement, the word “Student” means any person who enrolled as a student in Aspen University Inc. or other school owned, directed or indirectly,  by the Company during the 24-month period prior to the time at which any determination is required to be made as to whether any such person is a Student. For purposes of this Agreement, the word “Professor” refers to any person engaged in the teaching of Students (without regard to actual title) at Aspen University Inc. or other school owned, directed or indirectly, by the Company during the 24-month period prior to the time at which any determination is required to be made as to whether any such person is a Professor.

(c)

Solicitation of Employees.  During the period in which the provisions of Section 8(a) and (b) shall be in effect, the Executive agrees that he shall not, directly or indirectly, request, recommend or advise any employee of the Company to terminate her employment with the Company, for the purposes of providing services for a Prohibited Business, or solicit for employment or recommend to any third party the solicitation for employment of any individual who was employed by the Company or any of its subsidiaries and affiliates at any time during the one year period preceding the Executive’s termination of employment.

(d)

Non-disparagement.  The Executive agrees that, after the end of her employment, she will refrain from making, in writing or orally, any unfavorable comments about the Company, its operations, policies, or procedures that would be likely to injure the Company’s reputation or business prospects; provided, however, that nothing herein shall preclude the Executive from responding truthfully to a lawful subpoena or other compulsory legal process or from providing truthful information otherwise required by law.

(e)

No Payment.  The Executive acknowledges and agrees that no separate or additional payment will be required to be made to him in consideration of her undertakings in this Section 8, and confirms she has received adequate consideration for such undertakings.

(f)

References.  References to the Company in this Section 8 shall include the Company’s subsidiaries and affiliates.

9.

Non-Disclosure of Confidential Information.

(a)

Confidential Information.  For purposes of this Agreement, “Confidential Information” includes, but is not limited to, trade secrets, processes, policies, procedures, techniques, designs, drawings, know-how, show-how, technical information, specifications, computer software and source code, information and data relating to the development, research, testing, costs, marketing, and uses of the Services (as defined herein), the Company’s budgets and strategic plans, and the identity and special needs of Students or Professors, vendors, and suppliers, subjects and databases, data, and all technology relating to the Company’s businesses, systems, methods of operation, and Student and/or Professor lists, Student and/or Professor information, solicitation leads, marketing and advertising materials, methods and manuals and forms, all of which pertain to the activities or operations of the Company, the names, home addresses and all telephone numbers and e-mail addresses of the Company’s directors, employees, officers, executives, former executives, Students and/or former Students or Professors and/or former Professors.  In addition, Confidential Information also includes the names of Students and Professors and the identity of and telephone numbers, e-mail addresses and other addresses of Students or Professors who are the persons with whom the Company’s executives, officers, employees, and agents communicate in the ordinary course of business.  Confidential Information also includes, without limitation, Confidential Information received from the Company’s subsidiaries and affiliates.  For purposes of this Agreement, the following will not constitute Confidential Information (i) information which is or subsequently becomes generally available to the public through no act or fault of the Executive, (ii) information set forth in the written records of the Executive prior to disclosure to the Executive by or on behalf of the Company which information is given to the Company in writing as of or prior to the date of this Agreement, and (iii) information which is lawfully obtained by the Executive in writing from a third party (excluding any affiliates of the Executive) who lawfully acquired the confidential information and who did not acquire such confidential information or trade secret, directly or indirectly, from the Executive or the Company or its subsidiaries or affiliates and who has not breached any duty of confidentiality. As used herein, the term “Services” shall include all services offered for sale and marketed by the Company during the Term, which as of the Effective Date consist of operating a for  profit  online university in compliance with all applicable regulatory requirements.  Services also includes any other services which the Company has taken concrete steps to offer for sale, but has not yet commenced selling or marketing, during or prior to the Term.  Services also include any services disclosed in the Company’s latest Form 10-K, Form 10-Q and/or Form S-1 or S-3 (or successor form) filed with the SEC.

(b)

Legitimate Business Interests.  The Executive recognizes that the Company has legitimate business interests to protect and as a consequence, the Executive agrees to the restrictions contained in this Agreement because they further the Company’s legitimate business interests.  These legitimate business interests include, but are not limited to (i) trade secrets; (ii) valuable confidential business, technical, and/or professional information that otherwise may not qualify as trade secrets, including, but not limited to, all Confidential Information; (iii) substantial, significant, or key relationships with specific prospective or existing Students or Professors, vendors or suppliers; (iv) Student goodwill associated with the Company’s business; and (v) specialized training relating to the Company’s technology, Services, methods, operations and procedures.  Notwithstanding the foregoing, nothing in this Section 9(b) shall be construed to impose restrictions greater than those imposed by other provisions of this Agreement.

(c)

Confidentiality.  During the Term of this Agreement and following termination of employment, for any reason, the Confidential Information shall be held by the Executive in the strictest confidence and shall not, without the prior express written consent of the Company, be disclosed to any person other than in connection with the Executive’s employment by the Company.  The Executive further acknowledges that such Confidential Information as is acquired and used by the Company or its subsidiaries or affiliates is a special, valuable and unique asset.  The Executive shall exercise all due and diligent precautions to protect the integrity of the Company’s Confidential Information and to keep it confidential whether it is in written form, on electronic media, oral, or otherwise.  The Executive shall not copy any Confidential Information except to the extent necessary to her employment nor remove any Confidential Information or copies thereof from the Company’s premises except to the extent necessary to her employment.  All records, files, materials and other Confidential Information obtained by the Executive in the course of her employment with the Company are confidential and proprietary and shall remain the exclusive property of the Company.  The Executive shall not, except in connection with and as required by her performance of her duties under this Agreement, for any reason use for her own benefit or the benefit of any person or entity other than the Company or disclose any such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the prior express written consent of an executive officer of the Company (excluding the Executive).  Nothing in this Agreement shall limit the Executive’s right to disclose the non-competition and non-solicitation obligations imposed by the Company.

(d)

References.  References to the Company in this Section 9 shall include the Company’s subsidiaries and affiliates.

(e)

Whistleblowing.  Nothing contained in this Agreement shall be construed to prevent the Executive from reporting any act or failure to act to the SEC or other governmental body or prevent the Executive from obtaining a fee as a “whistleblower” under Rule 21F-17(a) under the Securities Exchange Act of 1934 or other rules or regulations implemented under the Dodd-Frank Wall Street Reform Act and Consumer Protection Act.

10.

Equitable Relief.

(a)

The Company and the Executive recognize that the services to be rendered under this Agreement by the Executive are special, unique and of extraordinary character, and that in the event of the breach by the Executive of the terms and conditions of this Agreement or if the Executive, without the prior express consent of the Board, shall take any action in violation of Section 8 and/or Section 9, the Company shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction referred to in Section 10(b) below, to enjoin the Executive from breaching the provisions of Section 8 and/or Section 9.

(b)

Any action arising from or under this Agreement must be commenced only in the appropriate state or federal court located in New York County, New York.  The Executive and the Company irrevocably and unconditionally submit to the exclusive jurisdiction of such courts and agree to take any and all future action necessary to submit to the jurisdiction of such courts.  The Executive and the Company irrevocably waive any objection that they now have or hereafter may have to the laying of venue of any suit, action or proceeding brought in any such court and further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Final judgment against the Executive or the Company in any such suit shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any liability of the Executive or the Company therein described, or by appropriate proceedings under any applicable treaty or otherwise.

11.

Conflicts of Interest.  While employed by the Company, the Executive shall not, unless approved by the Compensation Committee, directly or indirectly:

(a)

participate as an individual in any way in the benefits of transactions with any of the Company’s vendors, Students, or Professors, including, without limitation, having a financial interest in the Company’s vendors, Students, or Professors, or making loans to, or receiving loans, from, the Company’s suppliers, vendors, Students, or Professors;

(b)

realize a personal gain or advantage from a transaction in which the Company has an interest or use information obtained in connection with the Executive’s employment with the Company for the Executive’s personal advantage or gain; or

(c)

accept any offer to serve as an officer, director, partner, consultant, manager with, or to be employed in a professional, medical, technical, or managerial capacity by, a person or entity which does business with the Company.

12.

Inventions, Ideas, Processes, and Designs.  All inventions, ideas, processes, programs, software, and designs (including all improvements) (i) conceived or made by the Executive during the course of her employment with the Company (whether or not actually conceived during regular business hours) and for a period of six months subsequent to the termination (whether by expiration of the Term or otherwise) of such employment with the Company, and (ii) related to the business of the Company, shall be disclosed in writing promptly to the Company and shall be the sole and exclusive property of the Company, and the Executive hereby assigns any such inventions to the Company.  An invention, idea, process, program, software, or design (including an improvement) shall be deemed related to the business of the Company if (a) it was made with the Company’s funds, personnel, equipment, supplies, facilities, or Confidential Information, (b) results from work performed by the Executive for the Company, or (c) pertains to the current business or demonstrably anticipated research or development work of the Company.  The Executive shall cooperate with the Company and its attorneys in the preparation of patent and copyright applications for such developments and, upon request, shall promptly assign all such inventions, ideas, processes, and designs to the Company.  The decision to file for patent or copyright protection or to maintain such development as a trade secret, or otherwise, shall be in the sole discretion of the Company, and the Executive shall be bound by such decision. The Executive hereby irrevocably assigns to the Company, for no additional consideration, the Executive’s entire right, title and interest in and to all work product and intellectual property rights, including the right to sue, counterclaim and recover for all past, present and future infringement, misappropriation or dilution thereof, and all rights corresponding thereto throughout the world. Nothing contained in this Agreement shall be construed to reduce or limit the Company's rights, title or interest in any work product or intellectual property rights so as to be less in any respect than the Company would have had in the absence of this Agreement.  If applicable, the Executive shall provide as a schedule to this Agreement, a complete list of all inventions, ideas, processes, and designs, if any, patented or unpatented, copyrighted or otherwise, or non-copyrighted, including a brief description, which he made or conceived prior to his employment with the Company and which therefore are excluded from the scope of this Agreement. References to the Company in this Section 12 shall include the Company, its subsidiaries and affiliates.

13.

Indebtedness.  If, during the course of the Executive’s employment under this Agreement, the Executive becomes indebted to the Company for any reason, the Company may, if it so elects, and if permitted by applicable law, set off any sum due to the Company from the Executive and collect any remaining balance from the Executive unless the Executive has entered into a written agreement with the Company.

14.

Assignability.  The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, provided that such successor or assign shall acquire all or substantially all of the securities or assets and business of the Company.  The Executive’s obligations hereunder may not be assigned or alienated and any attempt to do so by the Executive will be void.

15.

Severability.

(a)

The Executive expressly agrees that the character, duration and geographical scope of the non-competition provisions set forth in this Agreement are reasonable in light of the circumstances as they exist on the date hereof.  Should a decision, however, be made at a later date by a court of competent jurisdiction that the character, duration or geographical scope of such provisions is unreasonable, then it is the intention and the agreement of the Executive and the Company that this Agreement shall be construed by the court in such a manner as to impose only those restrictions on the Executive’s conduct that are reasonable in the light of the circumstances and as are necessary to assure to the Company the benefits of this Agreement.  If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because taken together they are more extensive than necessary to assure to the Company the intended benefits of this Agreement, it is expressly understood and agreed by the parties hereto that the provisions of this Agreement that, if eliminated, would permit the remaining separate provisions to be enforced in such proceeding shall be deemed eliminated, for the purposes of such proceeding, from this Agreement.

(b)

If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other.  The remaining provisions of this Agreement shall be valid and binding and of like effect as though such provisions were not included.

16.

Notices and Addresses.  All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar receipted delivery, or next business day delivery to the addresses detailed below (or to such other address, as either of them, by notice to the other may designate from time to time), or by e-mail delivery (in which event a copy shall immediately be sent by FedEx or similar receipted delivery), as follows:

To the Company:

Michael Mathews

Chief Executive Officer

Aspen Group, Inc.

276 Fifth Avenue

New York, NY 10001

Email: michael.mathews@aspen.edu

With a copy to:

Nason, Yeager, Gerson White & Lioce, P.A.

Attn: Michael D. Harris, Esq.

3001 PGA Blvd., Suite 305

Palm Beach Gardens, Florida 33410

Email: mharris@nasonyeager.com

To the Executive:

Janet Gill

_____________________

_____________________

Email: _______________

17.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The execution of this Agreement may be by actual or facsimile signature.

18.

Attorneys’ Fees.  In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and expenses (including such fees and costs on appeal).

19.

Governing Law.  This Agreement shall be governed or interpreted according to the internal laws of the State of Delaware without regard to choice of law considerations and all claims relating to or arising out of this Agreement, or the breach thereof, whether sounding in contract, tort, or otherwise, shall also be governed by the laws of the State of Delaware without regard to choice of law considerations.

20.

Entire Agreement.  This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

21.

Section and Paragraph Headings.  The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

22.

Section 409A Compliance.

(a)

This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), or an exemption thereunder.  This Agreement shall be construed and administered in accordance with Section 409A.  Notwithstanding any other provision of this Agreement to the contrary, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption.  Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service (including a voluntary separation from service for good reason that is considered an involuntary separation for purposes of the separation pay exception under Treasury Regulation 1.409A-1(n)(2)) or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible.  For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment.  Any payments to be made under this

Agreement upon a termination of employment shall only be made if such termination of employment constitutes a “separation from service” under Section 409A.  Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by the Executive on account of non-compliance with Section 409A.

(b)

Notwithstanding any other provision of this Agreement, if at the time of the Executive's termination of employment, the Executive is a “specified employee”, determined in accordance with Section 409A, any payments and benefits provided under this Agreement that constitute "nonqualified deferred compensation" subject to Section 409A (e.g., payments and benefits that do not qualify as a short-term deferral or as a separation pay exception) that are provided to the Executive on account of the Executive’s separation from service shall not be paid until the first payroll date to occur following the six-month anniversary of the Executive's termination date (“Specified Employee Payment Date”).  The aggregate amount of any payments that would otherwise have been made during such six-month period shall be paid in a lump sum on the Specified Employee Payment Date without interest and thereafter, any remaining payments shall be paid without delay in accordance with their original schedule.  If the Executive dies during the six-month period, any delayed payments shall be paid to the Executive's estate in a lump sum upon the Executive's death.

(c)

To the extent required by Section 409A, each reimbursement or in-kind benefit provided under this Agreement shall be provided in accordance with the following:

(1)

the amount of expenses eligible for reimbursement, or in-kind benefits provided, during each calendar year cannot affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year;

(2)

any reimbursement of an eligible expense shall be paid to the Executive on or before the last day of the calendar year following the calendar year in which the expense was incurred; and

(3)

any right to reimbursements or in-kind benefits under this Agreement shall not be subject to liquidation or exchange for another benefit.

(d)

In the event the Company determines that the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code at the time of the Executive’s separation from service, then to the extent any payment or benefit that the Executive becomes entitled to under this Agreement on account of the Executive’s separation from service would be considered deferred compensation subject to Section 409A as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (i) six months and one day after the Executive’s separation from service, or (ii) the Executive’s death (the “Six Month Delay Rule”).

(1)

For purposes of this subparagraph, amounts payable under the Agreement should not provide for a deferral of compensation subject to Section 409A to the extent provided in Treasury Regulation Section 1.409A-1(b)(4) (e.g., short-term deferrals), Treasury Regulation Section 1.409A-1(b)(9) (e.g., separation pay plans, including the exception under subparagraph (iii)), and other applicable provisions of the Treasury Regulations.

(2)

To the extent that the Six Month Delay Rule applies to payments otherwise payable on an installment basis, the first payment shall include a catch-up payment covering amounts that would otherwise have been paid during the six-month period but for the application of the Six Month Delay Rule, and the balance of the installments shall be payable in accordance with their original schedule.

(3)

To the extent that the Six Month Delay Rule applies to the provision of benefits (including, but not limited to, life insurance and medical insurance), such benefit coverage shall nonetheless be provided to the Executive during the first six months following her separation from service (the “Six Month Period”), provided that, during such Six-Month Period, the Executive pays to the Company, on a monthly basis in advance, an amount equal to the Monthly Cost (as defined below) of such benefit coverage.  The Company shall reimburse the Executive for any such payments made by the Executive in a lump sum not later than 30 days following the sixth month anniversary of the Executive’s separation from service.  For purposes of this subparagraph, “Monthly Cost” means the minimum dollar amount which, if paid by the Executive on a monthly basis in advance, results in the Executive not being required to recognize any federal income tax on receipt of the benefit coverage during the Six Month Period.

(e)

The parties intend that this Agreement will be administered in accordance with Section 409A.  To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A.  The parties agree that this Agreement may be amended, as reasonably requested by either party, and as may be necessary to fully comply with Section 409A and all related rules and regulations in order to preserve the payments and benefits provided hereunder without additional cost to either party.

(f)

The Company makes no representation or warranty and shall have no liability to the Executive or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A but do not satisfy an exemption from, or the conditions of, such Section.

[Signature Page To Follow]

IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date and year first above written.

Aspen Group, Inc.

By:	/s/ Michael Mathews
Michael Mathews,
Chief Executive Officer

Executive:

/s/ Janet Gill
Janet Gill

Exhibit A

Chief Accounting Officer - Job Description

Chief Accounting Officer

Position Overview

The Chief Accounting Officer (CAO) is responsible for managing all accounting functions, including preparation of financial statements and related disclosures, maintenance of an appropriate system of internal controls including cash control and cost control systems, and setting of and compliance with appropriate accounting policies.  The CAO is also responsible for regulatory compliance and practices, including Sarbanes Oxley compliance.  In addition, the CAO will collaborate with the CFO to develop financial strategies.

Key Responsibilities

•

Ensure an accurate and timely monthly, quarterly and year end close; ensure the timely reporting of all monthly financial information.

•

Perform or supervise month-end accounting activities such as reconciliations and journal entries.

•

Assure that the Accounting department is operating effectively by evaluating performance against goals, improving processes and systems where necessary, cross-training staff to mitigate dependencies and developing the team.

•

Direct the preparation of the financial section and related disclosures of 10K’s and 10Q’s and internal corporate and departmental financial statements and reports, in a timely and accurate manner

•

Generate financial reports and statements to Managers for review.

•

Analyze financial discrepancies and recommend effective resolutions.

•

Monitor expenditures, analyze revenues and determine budget variances and report the same to management.

•

Respond to accounting inquiries from management in a timely fashion.

•

Manage Internal Control policies and compliance, as well as, insuring that accounting policies are in accordance with GAAP; periodically review and improve existing control processes

•

Perform daily monitoring, reporting and maintenance of the Company’s cash management system including forecasts of cash position

•

Oversee the payroll and benefits function for all 500 employees. This include being the administrator of the Solium Shareworks stock option system, the Paychex payroll and the 401K systems and other related systems. Responsible for the payment of all benefit payments.

•

Ensure that all DOE filings are accurate and timely reported. Continue all financial aid interaction, including being the administrator for the Global Financial Aid system.

•

Administer the Company’s T&E and tracking compliance

•

Insure compliance with federal, state and local regulations

•

Supervise the timely and accurate entry, recording and payment of the Company’s obligations through the accounts payable system

•

Supervise, train, review and appraise the accounting staff

•

Review federal, state and local income tax returns.

•

Oversee the maintenance of accounting records to provide access when needed and compliance with record retention requirements

•

Provide recommendations to the CFO regarding operations, reporting and other matters and for improving efficiencies and reducing costs

•

Consult with Company officers and other department heads, providing them with information to assist them in their responsibilities

•

Assists CFO in preparing budgets and reforecast updates as required. Participates in regular and special management meetings as necessary

•

Prepare special reports as requested by the CEO or CFO

•

Coordinate annual Financial Statement Audit with outside auditors to provide information and schedules in a timely and accurate manner.

•

Coordinate with finance team to complete assigned accounting tasks within deadlines.

•

Monitor and record financial transactions according to company policies and regulations.

•

Review and recommend changes to existing accounting procedures.

•

Manage strategic accounting and finance projects within the Accounting Department; track and report costs; take proactive measures to communicate issues on a timely basis.

•

Monitors and analyzes department work to develop more efficient procedures and use of resources while maintaining a high level of accuracy.

•

Participate in the development, implementation and maintenance of Accounting policies, internal controls, as well as short-and-long range planning.

•

Achieve budget objectives by scheduling expenditures; analyzing variances; initiating corrective actions.

•

Provide status of financial condition by collecting, interpreting, and reporting financial data and trends.

•

Comply with federal, state, and local legal requirements by studying existing and new legislation; anticipating future legislation; enforcing adherence to requirements; filing financial reports; advising management on needed actions.

•

Perform other duties as assigned.

Position based in:

New York

Reports to:

CFO in New York

Supervises:

NY-based Accounting Staff.  Also has functional management responsibility for subsidiary accounting staff.

Position Requirements:

•

Bachelor's degree with a major in Accounting or Finance is required. CPA and/or advanced degree preferred.

•

A minimum 15 years education industry with previous experience in accounting, banking or other similar fiscal work.

•

Previous management experience in an office with fiscal responsibility, is required.

•

Demonstrated ability to work accurately and effectively with computerized data systems.

•

Ability to work with people of diverse backgrounds and promote a positive working environment, spirit of cooperation and positive reactions to change and conflict resolution.

•

Previous experience managing finance and accounting functions;

•

Understanding of tax regulations and compliance;

•

Exceptional business acumen.

Successful characteristics and competencies:

•

Highly motivated leader who is detail oriented, meticulous and possesses a high level of business insight and technical skills.

•

Strong communication skills and the ability to influence and impact business results across teams.

•

Collaborative and able to build consensus and lead meetings across cross-functional teams while challenging assumptions in a relevant way.

•

Experience in budgeting, forecasting, reporting and analysis.

•

Proven ability to gather and analyze large amounts of data at micro and macro level and summarize into key points to lead change and influence behaviors.

Exhibit B

General Release Agreement

TERMINATION AND RELEASE AGREEMENT

THIS TERMINATION AND RELEASE AGREEMENT (the “Agreement”) is made and entered into as of September 11, 2018 (the “Effective Date”), by and between Janet Gill (the “Executive”) and Aspen Group, Inc. (the “Employer” or the “Company”).

WHEREAS, the Executive was employed as the Chief Financial Officer of the Employer;

WHEREAS, the parties wish to resolve all outstanding claims and disputes between them in an amicable manner;

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth in this Agreement, the sufficiency of which the parties acknowledge, it is agreed as follows:

1.

In consideration for the Executive’s acknowledgments, representations, warranties, covenants, releases and agreements set forth in this Agreement, the Employer agrees to pay the Employee three months of her base salary, which equates to $68,750, [in six equal payments] (the “Payments”).  All Payments shall be made in accordance with the Employer’s customary twice-per-month payroll practices and shall be subject to withholding for all applicable federal, state, social security and other taxes.  The Employee acknowledges that she would not otherwise be entitled to the Payments but for her promises in this Agreement.

2.

Nothing in this Agreement shall be construed as an admission of liability or wrongdoing by the Employer, its past and present affiliates, officers, directors, owners, executives, attorneys, or agents, and the Employer specifically disclaims liability to or wrongful treatment of the Executive on the part of itself, its past and present affiliates, officers, directors, owners, employees, attorneys, and agents.  Additionally, nothing in this Agreement shall be construed as an admission of liability or wrongdoing by the Executive and the Executive specifically disclaims liability to or wrongful acts directed at the Employer.

3.

The Executive covenants not to sue, and fully and forever releases and discharges the Employer, its past and present affiliates, directors, officers, owners, executives and agents, as well as its successors and assigns from any and all legally waivable claims, liabilities, damages, demands, and causes of action or liabilities of any nature or kind, whether now known or unknown, arising out of or in any way connected with the Executive’s employment with the Employer or the termination of that employment; provided, however, that nothing in this Agreement shall either waive any rights or claims of the Executive that arise after the Executive signs this Agreement or impair or preclude the Executive’s right to take action to enforce the terms of this Agreement or impair or preclude the Executive’s right to indemnification and defense against any third party claims arising out of Executive’s employment by the Company.  This release includes but is not limited to claims arising under federal, state or local laws prohibiting employment discrimination or relating to leave from employment, including but not limited to Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, the Equal Pay Act and the Americans with Disabilities Act, as amended, the Family and Medical Leave Act, as amended, claims for attorneys’ fees or costs, and any and all claims in contract, tort, or premised on any other legal theory. The Executive acknowledges that the Executive has been paid in full all compensation owed to the Executive by the Employer as a result of Executive’s employment, except from compensation (if any) due through the Effective Date which shall be paid in the next regular payroll of the Company.   The Employer and its directors, officers, and employees covenant not to sue, and fully and forever release and discharge the Executive, from any and all legally waivable claims from the beginning of time until the date of this Agreement, and from liabilities, damages, demands, and causes of action, attorney’s fees, costs or liabilities of any nature or kind, whether now known or unknown, arising out of or in any way connected with the Executive’s employment with the Employer.

4.

The Executive represents that she has not filed any complaints or charges against the Employer with the Equal Employment Opportunity Commission, or with any other federal, state or local agency or court, and covenants that she will not seek to recover on any claim released in this Agreement.

5.

The Executive agrees that she will not encourage or assist any of the Employer’s employees to litigate claims or file administrative charges against the Employer or its past and present affiliates, officers, directors, owners, employees and agents, unless required to provide testimony or documents pursuant to a lawful subpoena or other compulsory legal process.

6.

The Executive acknowledges that she is subject to non-compete and confidentiality provisions under that certain Employment Agreement between the Executive and the Employer dated September 11, 2018 (the “2018 Employment Agreement”).

7.

The Executive acknowledges that she has been given at least 21 days to consider this Agreement and that she has seven days from the date she executes this Agreement in which to revoke it and that this Agreement will not be effective or enforceable until after the seven-day revocation period ends without revocation by the Executive.  Revocation can be made by delivery of a written notice of revocation to Michael Mathews, Chief Executive Officer at the offices of the Employer, by midnight on or before the seventh calendar day after the Executive signs the Agreement.

8.

The Executive acknowledges that she has been advised to consult with an attorney of her choice with regard to this Agreement.  The Executive hereby acknowledges that she understands the significance of this Agreement, and represents that the terms of this Agreement are fully understood and voluntarily accepted by her.

9.

The Executive and the Employer agree that except with respect to any ongoing duties of non-competition and non-solicitation imposed by the Company, neither she nor they, nor any of their agents or representatives will disclose, disseminate and/or publicize, or cause or permit to be disclosed, disseminated or publicized, the existence of this Agreement, any of the terms of this Agreement, or any claims or allegations which the Executive believes she or they could have made or asserted against one another, specifically or generally, to any person, corporation, association or governmental agency or other entity except: (i) to the extent necessary to report income to appropriate taxing authorities; (ii) in response to an order of a court of competent jurisdiction or subpoena issued under the authority thereof; or (iii) in response to any inquiry or subpoena issued by a state or federal governmental agency; provided, however, that notice of receipt of such order or subpoena shall be emailed to Aspen Group, Inc., attention

2

Michael Mathews michael.mathews@aspen.edu, and in the case of the Executive, to Janet Gill, janet.gill@aspen.edu, within 24 hours of the  receipt of such order or subpoena, so that both Executive and Employer  will have the opportunity to assert what rights they have to non-disclosure prior to any response to the order, inquiry or subpoena.

10.

The Executive and Employer agree to refrain from disparaging or making any unfavorable comments, in writing or orally, about either party, and in the case of the Employer, about its management, its operations, policies, or procedures and in the case of the Executive, to prospective employers, those making inquiry as to the reasons for her separation from the Company or to any person, company or other business entity.

11.

In the event of any lawsuit against the Employer that relates to alleged acts or omissions by the Executive during her employment with the Employer, the Executive agrees to cooperate with Employer by voluntarily providing truthful and full information as reasonably necessary for the Employer to defend against such lawsuit.  Provided, however, the Executive shall be entitled to receive reimbursement for expenses, including lost wages, incurred in assisting the Employer regarding any lawsuit.

12.

Except as provided herein, all agreements between the Employer and the Executive including but not limited to the 2014 Employment Agreement, are null and void and no longer enforceable, except for the new Employment Agreement between the Employer and the Executive.

13.

This Agreement sets forth the entire agreement between the Executive and the Employer, and fully supersedes any and all prior agreements or understandings between them regarding its subject matter; provided, however, that nothing in this Agreement is intended to or shall be construed to modify, impair or terminate any obligation of the Executive or the Employer pursuant to provisions of the Employment Agreement that by their terms continues after the Executive’s separation from the Employer’s employment.  This Agreement may only be modified by written agreement signed by both parties.

14.

The Employer and the Executive agree that in the event any provision of this Agreement is deemed to be invalid or unenforceable by any court or administrative agency of competent jurisdiction, or in the event that any provision cannot be modified so as to be valid and enforceable, then that provision shall be deemed severed from the Agreement and the remainder of the Agreement shall remain in full force and effect.

15.

This Agreement shall be governed or interpreted according to the internal laws of the State of Delaware without regard to choice of law considerations and all claims relating to or arising out of this Agreement, or the breach thereof, whether sounding in contract, tort, or otherwise, shall also be governed by the laws of the State of Delaware without regard to choice of law considerations.

16.

Nothing contained in this Agreement shall be construed to prevent the Employee from reporting any act or failure to act to the Securities and Exchange Commission or other governmental body or prevent the Employee from obtaining a fee as a “whistleblower” under Rule 21F-17(a) under the Securities and Exchange Act of 1934 or other rules or regulations implemented under the Dodd-Frank Wall Street Reform Act and Consumer Protection Act.

3

17.

In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce or contest the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney’s fee, costs and expenses.

18.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The execution of this Agreement may be by actual or facsimile signature.

[Signature page follows]

4

PLEASE READ CAREFULLY.  THIS AGREEMENT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

ASPEN GROUP, INC.

By:
Michael Mathews
Chief Executive Officer

I have carefully read this Agreement and understand that it contains a release of known and unknown claims.  I acknowledge and agree to all of the terms and conditions of this Agreement.  I further acknowledge that I enter into this Agreement voluntarily with a full understanding of its terms.

Janet Gill